SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
February 4, 2013
Date of Report (Date of Earliest Event Reported)

DUPONT FABROS TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-33748 (Commission File Number)	20 - 8718331 (I.R.S. Employer Identification No.)

1212 New York Avenue, N.W., Suite 900
Washington, D.C. 20005
(Address of Principal Executive Offices) (Zip Code)
(202) 728-0044
(Registrant's Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)
Amended and Restated Employment Agreement of President and Chief Executive Officer
On February 4, 2013 (the “Effective Date”), DuPont Fabros Technology, Inc. (the “Company”) and one of its subsidiaries, DF Property Management LLC, entered into an amended and restated employment agreement (the “Restated Employment Agreement”) with Hossein Fateh, President and Chief Executive Officer of the Company. The Restated Employment Agreement eliminates the annual aircraft allowance provided under the terms of Mr. Fateh's previous employment agreement (the “Previous Employment Agreement”) and modifies the Previous Employment Agreement with respect to Mr. Fateh's annual base compensation, as discussed more fully below.
Elimination of Annual Aircraft Allowance; New Annual Rate of Base Salary Established
The Restated Employment Agreement eliminates the annual allowance to be received by Mr. Fateh for his discretionary use of an aircraft to be chartered by the Company upon Mr. Fateh's request from time to time, and replaces this allowance with an annual base salary of equal amount. Effective as of February 2012, the annual rate of this aircraft allowance was $478,000.00. Pursuant to the Restated Employment Agreement, the annual rate of Mr. Fateh's base salary is now $478,000.00. Mr. Fateh's base salary may be increased annually by the Board of Directors or the Compensation Committee of the Board. Pursuant to the Restated Employment Agreement, Mr. Fateh's annual salary for 2013 will be adjusted to reflect the amount of the aircraft allowance utilized by Mr. Fateh under the terms of the Previous Employment Agreement for the period from January 1, 2013 to the Effective Date of the Restated Employment Agreement.
Other Terms of Mr. Fateh's Employment Agreement
Other than as described above, the terms of the Restated Employment Agreement shall be the same as the terms of the Previous Employment Agreement, as described in the Company's Proxy Statement related to its 2012 annual meeting of stockholders, under the caption “Executive Compensation-Narrative to Summary Compensation and Grants of Plan-Based Awards Tables-Employment, Severance and Non-Disclosure, Assignment and Non-Solicitation Agreements.” Specifically, the term of the Restated Employment Agreement has not been changed from the Previous Employment Agreement, which remains for a term of three-years that commenced on December 1, 2011 and ends on December 1, 2014, with no provision for renewal.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

10.1	Third Amended and Restated Employment Agreement, dated February 5, 2013, by and among DuPont Fabros Technology, Inc., DF Property Management LLC and Hossein Fateh

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT FABROS TECHNOLOGY, INC.

February 5, 2013	/s/ Richard A. Montfort, Jr.
Richard A. Montfort, Jr.

Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Third Amended and Restated Employment Agreement, dated February 5, 2013, by and among DuPont Fabros Technology, Inc., DF Property Management LLC and Hossein Fateh